[Letterhead]

                                  June 9, 1997


BY CERTIFIED MAIL
RETURN RECEIPT REQUESTED


Cinemastar Luxury Theaters, Inc.
431 College Boulevard
Oceanside, CA  92057

Attn:  John Ellison, Jr.

       Re:    Coconut Grove Marketplace Sublease Agreement Dated July 18, 1996
              ----------------------------------------------------------------

Dear Mr. Ellison:

As a follow up to my letter of May 8, 1997, I am writing to advise you that my clients understand that you have contacted their real estate broker, Gregory Ogin, and have advised Mr. Ogin that Cinemastar will not be providing the letter of credit requested by City Bank and, further, that Cinemastar is not exercising its right to void the termination of the Sublease Agreement by my clients as set forth in my letter of May 8, 1997 by agreeing to pay the full cost and expense of the Cinemastar building in excess of $85.00 per square foot.

Therefore, the purpose of this letter is to advise you that my clients, Messrs. Brian Anderson and Melvin Shapiro, deem the Cinemastar Coconut Grove Marketplace Sublease Agreement dated July 18, 1996 terminated as of this date and the parties released and discharged from any and all of their obligations, duties and liabilities under the Sublease.

Cinemastar Luxury Theaters, Inc.
June 9, 1997
Page 2

My clients consider it unfortunate that Cinemastar was unable to work with them to make Cinemastar theater a part of the Coconut Marketplace project.

Very truly yours,



/s/ S.V. (Bud) Quitiquit

SVQ:sw

cc:   Mr. Mel Shapiro
      Mr. Brian Anderson
      Mr. Gregory Ogin